UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 1, 2013


                                SPECIALIZER INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-54605                   90-0617781
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

          Hebaliang Industry Park Hangkong Road,
Laifeng Country Enshi, Autonomous Prefecture, Hubei, China         445700
      (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code 86-718-6288576

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER ITEMS

On February 1, 2013, our board of directors approved an agreement and plan of merger to merge with and into our wholly-owned subsidiary Anpulo Food
Development, Inc., a Nevada corporation, to effect a name change from Specializer Inc. to Anpulo Food Development, Inc. Anpulo Food Development, Inc. was formed solely for the change of name.

In addition to the name change, our board of directors approved to effect a 10 new for one (1) old forward stock split of our authorized, issued and outstanding shares of common stock. Upon effect of the forward stock split, our authorized capital will be increased from 100,000,000 to 1,000,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will be increased from 19,346,000 to 193,460,000, all with a par value of $0.001. Our preferred stock will remain the same.

These amendments are currently under review with the Financial Industry Regulatory Authority ("FINRA"). We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALIZER INC.


/s/ Wenping Luo
------------------------------------

Wenping Luo
Chief Executive Officer and Director

Date: February 12, 2013

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